     As filed with the Securities and Exchange Commission on April 28, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                                 TRUETIME, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                        94-3343279
(State or other jurisdiction of incorporation or           (I.R.S Employer
           organization)                                  Identification No.)

          2835 DUKE COURT
       SANTA ROSA, CALIFORNIA                                   95407
(Address of Principal Executive Offices)                      (Zip Code)

               TRUETIME, INC. 1999 KEY EMPLOYEE STOCK OPTION PLAN
                 TRUETIME, INC. 1999 NON-EMPLOYEE DIRECTOR PLAN
                            (Full title of the plans)

                      ------------------------------------


                              ELIZABETH A. WITHERS
                                 TRUETIME, INC.
                                 2835 DUKE COURT
                          SANTA ROSA, CALIFORNIA 95407
                     (Name and address of agent for service)

                                 (707) 528-1230
          (Telephone number, including area code, of agent for service)

                                  With Copy to:


                                CHARLES H. STILL
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                      ------------------------------------



                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
TITLE OF SECURITIES TO BE                             PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM             AMOUNT OF
       REGISTERED           AMOUNT TO BE REGISTERED      PRICE PER SHARE (1)      AGGREGATE OFFERING PRICE (1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share              1,650,000 shares(2)                $5.4219                     $8,946,135               $2,361.78
=================================================================================================================================

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the Nasdaq National Market on April 25, 2000.

(2) Includes 1,500,000 shares to be issued as restricted stock grants or upon the exercise of options granted and to be granted pursuant to the TrueTime, Inc. 1999 Key Employee Stock Option Plan and 150,000 shares to be issued upon the exercise of options granted or to be granted or in partial payment of annual directors' fees pursuant to the TrueTime, Inc. 1999 Non-Employee Director Plan. Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plans.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

         1. The Registration Statement on Form S-1 of TrueTime, Inc., a Delaware corporation (the "Registrant") (Reg. No. 333-90269), originally filed with the Securities and Exchange Commission (the "Commission") on November 3, 1999, as amended by Amendment No. 1 thereto, filed with the Commission on December 2, 1999 and Amendment No. 2 thereto, filed with the Commission on December 16, 1999;

         2. The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A of the Registrant (Reg. No. 000-28473), originally filed with the Commission on December 13, 1999, including any amendment or report filed for the purpose of updating such description; and

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 filed with the Commission on February 14, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


INDEPENDENT ACCOUNTANTS

         With respect to the unaudited financial information of TrueTime, Inc. for the three-month periods ended December 31, 1999 and 1998, incorporated by reference in this Registration Statement on Form S-8, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated February 10, 2000 incorporated by reference in the Registration Statement herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in the light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Charles H. Still, a partner of Fulbright & Jaworski L.L.P., is Secretary and a director of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions as to the scope of indemnification.

         Article 7 of the Registrant's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permissible under Delaware law.

         Section 52 of TrueTime's By-laws provides for the indemnification of officers and directors acting on behalf of TrueTime if any such person so indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of TrueTime, and, with respect to any criminal action or proceeding, any such person had no reason to believe his or her conduct was unlawful.

         TrueTime has entered into indemnification agreements with its officers and directors, in addition to indemnification provided for in TrueTime's By-laws, and intends to enter into indemnification agreements with any new officers and directors in the future.

         Delaware law permits TrueTime to purchase and maintain insurance on behalf of any director, officer, employee or agent of TrueTime against any liability asserted against or incurred by any of them in such capacity or arising out of the status thereof as such whether or not TrueTime would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of Delaware law, the Certificate of Incorporation or the By-laws.

         The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the liabilities and expenses arising from his or her service as such.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on November 3, 1999).

         4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on November 3, 1999).

         4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on December 2, 1999).

         4.4 TrueTime, Inc. 1999 Key Employee Stock Option Plan, as amended as of March 1, 2000.

         4.3 TrueTime, Inc. 1999 Non-Employee Director Plan, as amended as of December 16, 1999 (incorporated by reference to Exhibit
                  10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on February 14, 2000).

         5.1      Opinion of Fulbright & Jaworski L.L.P.

         15.1     Awareness Letter of PricewaterhouseCoopers L.L.P.

         23.1     Consent of PricewaterhouseCoopers L.L.P.

         23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1 to this Registration Statement).

         24.1 Powers of Attorney (contained on page II-4 of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on April 28, 2000.


                                   TRUETIME, INC.


                                   By:        /s/  Elizabeth A. Withers
                                      ------------------------------------------
                                                  Elizabeth A. Withers
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Elizabeth A. Withers and Ernest
M. Hall, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                          Title                                       Date
               ---------                                          -----                                       ----
           /s/ Satoru Ohya                                     Director                                 April 28, 2000
    -------------------------------
              Satoru Ohya


        /s/ Katsuhiko Kobayashi                           Chairman of the Board                         April 28, 2000
    -------------------------------
          Katsuhiko Kobayashi

                                                    President, Chief Executive Officer
        /s/ Elizabeth A. Withers                    (Principle Executive Officer) and                   April 28, 2000
    -------------------------------                             Director
         Elizabeth A. Withers

                                                        Vice President and Chief
     /s/ Michael P. Von der Porten                          Financial Officer                           April 28, 2000
    -------------------------------                      (Principle Financial and
       Michael P. Von der Porten                           Accounting Officer)



          /s/ Charles J. Abbe                                   Director                                April 28, 2000
    -------------------------------
            Charles J. Abbe


          /s/ Charles H. Still                                  Director                                April 28, 2000
    -------------------------------
           Charles H. Still


          /s/ A. Robert Towbin                                  Director                                April 28, 2000
    -------------------------------
           A. Robert Towbin



                                 EXHIBIT INDEX

       Exhibit
        Number                        Description
       -------                        -----------
         4.1      Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
                  Statement on Form S-1 (Reg. No. 333-90269), filed with the
                  Commission on November 3, 1999).

         4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
                  Form S-1 (Reg. No. 333-90269), filed with the Commission on
                  November 3, 1999).

         4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's
                  Registration Statement on Form S-1 (Reg. No. 333-90269), filed with the Commission on December 2, 1999).

         4.4 TrueTime, Inc. 1999 Key Employee Stock Option Plan, as amended as of March 1, 2000.

         4.3 TrueTime, Inc. 1999 Non-Employee Director Plan, as amended as of December 16, 1999 (incorporated by reference to Exhibit
                  10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on February 14, 2000).

         5.1      Opinion of Fulbright & Jaworski L.L.P.

         15.1     Awareness Letter of PricewaterhouseCoopers L.L.P.

         23.1     Consent of PricewaterhouseCoopers L.L.P.

         23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1 to this Registration Statement).

         24.1 Powers of Attorney (contained on page II-4 of this Registration Statement).